Exhibit 99.1

News Release

RAYONIER AND THE ROHATYN GROUP ANNOUNCE AGREEMENT ON SALE OF NEW ZEALAND JOINT VENTURE INTEREST FOR $710 MILLION
•Rayonier is selling entities that hold its entire 77% New Zealand joint venture interest for a purchase price of $710 million, subject to net debt, working capital, and other adjustments
•Purchase price implies enterprise value of $922 million for the New Zealand joint venture, which manages ~287,000 productive acres of timberlands as of 12/31/24
•Rayonier’s exit from New Zealand will allow the company to concentrate its capital in core U.S. markets with favorable long-term growth prospects, while also simplifying and streamlining its portfolio, financial reporting, and shareholder value proposition
•TRG is well-positioned to drive future growth and value creation in the New Zealand business given its expertise in managing global forestry assets as well as the long-term orientation of its capital base
•Rayonier expects the transaction to be modestly accretive to pro forma CAD* per share, while pro forma Net Debt* to pro forma Adjusted EBITDA* is expected to decrease to ~0.3x (before any return of capital to shareholders or other redeployment of proceeds)

WILDLIGHT, Fla. – March 10, 2025 – Rayonier Inc. (“Rayonier”) (NYSE:RYN) and The Rohatyn Group (“TRG”), an investment firm specializing in emerging markets and real assets, today announced an agreement for Rayonier to sell the entities that hold its entire 77% interest in the New Zealand joint venture to a special purpose vehicle formed by Ents LP, an investment fund managed by TRG, for $710 million, subject to net debt, working capital, and other adjustments.
This sale marks the conclusion of Rayonier’s previously announced strategic review of its New Zealand business and will result in Rayonier becoming exclusively focused on its U.S. operations, while positioning the New Zealand business for continued growth under TRG’s management. The transaction is expected to close in 2025, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions.
Consistent with Rayonier’s large dispositions completed in 2023 and 2024, this transaction aligns with Rayonier’s previously stated goal of enhancing shareholder value by capitalizing on the disconnect between public and private timberland values and reducing leverage amid a higher interest rate environment. Further, exiting New Zealand will concentrate Rayonier’s capital in core U.S. markets with favorable long-term growth prospects, reduce Rayonier’s exposure to log export markets, and simplify and streamline Rayonier’s portfolio, financial reporting, and overall value proposition.
In addition, the transaction will position the New Zealand business to drive new growth as it benefits from TRG’s extensive experience managing similar assets in New Zealand and globally. TRG has specific expertise and a
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

capital base very well suited to large-scale forestry assets with a focus on long-term value creation, diversifying market opportunities, and maximizing investment returns.
The sale price of $710 million for Rayonier’s 77% interest implies an enterprise value for the New Zealand joint venture of $922 million, representing multiples of ~18x three-year average (2022-24) EBITDA* and ~30x three-year average (2022-24) timber-only EBITDA (excluding EBITDA from carbon credit sales).* Proceeds from the transaction will be used by Rayonier to further reduce leverage, return capital to shareholders through special dividends and/or share repurchases, reinvest in synergistic acquisitions, and/or fund other capital allocation priorities. Rayonier expects that the transaction will be modestly accretive to pro forma CAD* per share, before factoring in the impact of any special dividends associated with the transaction. Rayonier further expects that pro forma Net Debt* to pro forma Adjusted EBITDA* will decrease to approximately 0.3x as a result of the transaction, before factoring in the impact of any special dividends or other use of proceeds. Assuming the transaction closes, Rayonier currently anticipates a special dividend for 2025 of $1.00 to $1.40 per share—details of which will be announced later this year. Similar to the special dividend declared in December 2024, Rayonier expects that the 2025 special dividend will be paid in a combination of cash and shares.
“After completing a comprehensive review of strategic alternatives for our New Zealand business, we believe the decision to sell our joint venture interest is the best path forward to create value for our shareholders,” said Mark McHugh, President and Chief Executive Officer of Rayonier. “Rayonier’s presence in New Zealand dates back to 1988, and over time the value of our New Zealand business has appreciated considerably. The team in New Zealand has done an outstanding job in managing these highly productive assets with a long-term mindset, and this joint venture has contributed meaningfully to Rayonier’s growth and success over time. Despite these positive attributes, the New Zealand business lacks meaningful synergies with our core U.S. operations, and we further believe that the value of the New Zealand joint venture is not fully appreciated in the public markets. Thus, after careful consideration, we believe now is the appropriate time to sell our interest and opportunistically redeploy capital. To this end, we are pleased to transfer the stewardship of this business to TRG, a well-regarded manager of forestry assets in the region.”
“Since introducing our asset disposition and capital structure realignment plan in November 2023, we have now completed or announced pending dispositions totaling $1.45 billion—significantly exceeding our original $1 billion target,” added McHugh. “The success of this plan has allowed us to significantly reduce leverage, return capital to shareholders, and generate CAD and NAV per share accretion, while also leaving us better positioned to create long-term value for our shareholders going forward.”
“TRG is delighted to acquire Rayonier’s New Zealand business and looks forward to continuing a highly productive and successful operation over the long term,” said Nick Rohatyn, Partner, Founder and Chief Executive Officer of TRG. “Like Rayonier, TRG’s team has a long history of involvement in the New Zealand forestry industry, and we are excited about adding their New Zealand assets to complement our global portfolio of high-quality timberland investments.”
TRG Partner and Head of Forestry & Agriculture, Mike Claridge, added, “Our organization has been investing in the New Zealand forestry sector since 1998. We have long admired Rayonier’s business here, and particularly the professionalism of the team and their suppliers, who are widely recognized as leaders in the New Zealand industry. We look forward to working closely with the team and building on their success to create a sustainable, long-term forestry enterprise.”
Additional details regarding the sale of Rayonier’s New Zealand joint venture interest can be found in a supplemental presentation posted to Rayonier’s website.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of December 31, 2024, Rayonier owned or leased under long-term agreements approximately 2.5 million acres of timberlands located in the U.S. South (1.75 million acres), U.S. Pacific Northwest (308,000 acres) and New Zealand (412,000 total acres / 287,000 productive acres). More information is available at www.rayonier.com.

About TRG
Founded in 2002, TRG is an investment management firm specializing in emerging markets and real assets. Headquartered in New York, the firm is comprised of ~150 professionals based in 16 countries across North and South America, Europe, the Middle East, Africa, India, Southeast Asia, and Oceania.
TRG Forestry & Agriculture (formerly the business of GMO Renewable Resources) is comprised of a seasoned team of land investment professionals and is dedicated to the acquisition and management of diversified portfolios of timberland and/or farmland for the benefit of its clients. Employing a value-oriented approach, TRG seeks to invest in assets at prices reflecting biological yield potential. The team focuses on properties in lower-risk geographies where commercial forestry and agriculture are well-developed and good title, high-quality management, and adequate infrastructure are available.
For more information, please visit www.rohatyngroup.com.

Forward-Looking Statements –
Certain statements in this press release regarding anticipated financial and other benefits of Rayonier’s business strategies, including the proposed sale of the entities holding its interest in the New Zealand joint venture, the expected timing of completing such proposed sale, the anticipated use of proceeds from such proposed sale, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: Rayonier’s ability to satisfy the conditions to the proposed sale of the entities holding its interest in the New Zealand joint venture on the expected timeline or at all, Rayonier’s ability to realize the anticipated benefits from the proposed sale, the cyclical and competitive nature of the industries in which Rayonier operates; fluctuations in demand for, or supply of, Rayonier’s forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into Rayonier’s markets; changes in global economic conditions and world events, including the war in Ukraine and heightened tensions in the Middle East; business disruptions arising from public health crises and outbreaks of communicable diseases; fluctuations in demand for Rayonier’s products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of Rayonier’s timberland; Rayonier’s ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact Rayonier’s ability to conduct its business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect Rayonier’s timberlands and the production, distribution and availability of its products; interest rate and currency movements; Rayonier’s capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of Rayonier’s products or those of its customers and competitors; changes in key management and personnel; Rayonier’s ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, which also may be affected by changes in law, policy and political factors beyond Rayonier’s control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact Rayonier’s ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability and cost of financing for real estate development and mortgage loans.

For additional factors that could impact future results, please see Item 1A - Risk Factors in Rayonier’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and Rayonier undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures Rayonier makes on related subjects in its subsequent reports filed with the SEC.

*Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier has presented certain forward-looking non-GAAP measures, including “cash available for distribution,” “pro forma operating income (loss),” “pro forma net income,” “Adjusted EBITDA,” “Net Debt” and “pro forma Net Debt to Adjusted EBITDA.” These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon a number of factors in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. Rayonier is unable to present a quantitative reconciliation of forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, Rayonier believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties. Any variation between Rayonier's actual results and preliminary financial data set forth above may be material. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Investors/Media: Collin Mings, investorrelations@rayonier.com, 904-357-9100

Source: Rayonier Inc